Exhibit 99.1

 News Release

Cenveo Announces First Quarter 2010 Results

1st Quarter Sales of $453.9 million, up 10% from 2009
1st Quarter Operating Income of $12.2 million
1st Quarter Non-GAAP Operating Income of $29.8 million, up111% over prior year
1st Quarter Adjusted EBITDA of $45.5 million, up 44.5% over prior year
Reaffirms full year Adjusted EBITDA and Free Cash Flow forecast

STAMFORD, CT – (May 12, 2010) – Cenveo, Inc. (NYSE: CVO) today announced results for the three months ended April 3, 2010.

For the first quarter of 2010, net sales increased more than 10% to $453.9 million, as compared to $412.1 million in the first quarter of 2009, primarily due to contributions from the Nashua acquisition.

The Company generated operating income of $12.2 million in the first quarter of 2010, as compared to $0.2 million in the first quarter of 2009.  Non-GAAP operating income increased 111% to $29.8 million as compared to $14.1 million in the prior year reflecting the benefits of the Company’s focus on cost containment.  Non-GAAP operating income excludes integration, acquisition and other charges, stock-based compensation provision, restructuring and impairment charges and divested operations or asset held for sale. A reconciliation of operating income to Non-GAAP income (loss) from continuing operations is presented in the attached tables.

Adjusted EBITDA in the first quarter of 2010 was $45.5 million as compared to $31.5 million in the first quarter of 2009. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, excluding integration, acquisition and other charges, stock-based compensation provision, restructuring and impairment charges, divested operations or asset held for sale, loss (gain) on early extinguishment of debt, and loss from discontinued operations, net of taxes.  An explanation of the Company’s use of Adjusted EBITDA is detailed below and a reconciliation of net loss to Adjusted EBITDA is provided in the attached tables.

For the first quarter of 2010, the Company recorded a net loss of $11.1 million, or $0.18 per share, as compared to a net loss of $4.3 million, or $0.08 per share, for the first quarter of 2009. The results for the first quarter of 2010 include a loss of $2.6 million on early extinguishment of debt while the results for the first quarter of 2009 include a gain of $17.6 million on early extinguishment of debt.  On a Non-GAAP basis, loss from continuing operations was $0.5 million, or $0.01 per share, for the first quarter of 2010 as compared to a Non-GAAP loss from continuing operations of $8.2 million, or $0.15 per share, for the first quarter of 2009. Non-GAAP income (loss) from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, restructuring and impairment charges, divested operations or asset held for sale, loss (gain) on early extinguishment of debt and adjusts income taxes to reflect an estimated cash tax rate. A reconciliation of income (loss) from continuing operations to Non-GAAP income (loss) from continuing operations is presented in the attached tables.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
"The positive momentum that we began to see at the end of 2009 continued through the first quarter of 2010 as the environment stabilized across our products. We generally saw stronger operational performance from our businesses and we had several of our larger financial services customers return to the market. Our continued focus on cost management and our successful acquisition integration efforts have achieved their desired results as our Adjusted EBITDA increased 44.5% to $45.5 million in the first quarter.”

“We were able to accomplish several strategic goals during the quarter as well. The acquisition of Clixx enhanced our direct mail data management and fulfillment solutions, while we also extended the term of some of our debt maturities and enhanced our liquidity position via the $400 million senior second lien notes offering we completed in February. These two accomplishments further demonstrate that Cenveo can continue to execute in the marketplace while much of our competition cannot. ”

Mr. Burton concluded:
“Given our momentum and current visibility, I remain optimistic that the trends we have seen will continue as we enter the seasonally stronger back half of the year. I remain confident that we will achieve our previously announced 2010 guidance of $250 million Adjusted EBITDA and free cash flow of $120 million.”

“For the remainder of 2010, we will maintain our focus on cost management and continue to focus on gaining market share in the niche products that we produce. We expect to continue generating strong cash flow and using these funds to pay down debt or make strategic acquisitions that strengthen our product leadership positions. As the senior manager of Cenveo, I assure you that we will do everything in our power to capitalize on the marketplace trends we are seeing and continue generating the financial results that our customers and shareholders expect.”

Conference Call:
Cenveo will host a conference call tomorrow, Thursday May 13, 2010, at 10:00 a.m. Eastern Time.  The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (in thousands, except per share data) (Unaudited)
	Three Months Ended
	April 3, 2010	March 28, 2009

Net sales	$453,934	$412,100
Cost of sales	375,190	348,316
Selling, general and administrative expenses	54,042	52,515
Amortization of intangible assets	2,884	2,316
Restructuring and impairment charges	9,627	8,732
Operating income	12,191	221
Interest expense, net	29,614	22,545
Loss (gain) on early extinguishment of debt	2,598	(17,642)
Other expense, net	727	35
Loss from continuing operations before income taxes	(20,748)	(4,717)
Income tax benefit	(9,727)	(530)
Loss from continuing operations	(11,021)	(4,187)
Loss from discontinued operations, net of taxes	(87)	(124)
Net loss	$(11,108)	$(4,311)
Loss per share – basic and diluted:
Continuing operations	$(0.18)	$(0.08)
Discontinued operations	—	—
Net loss	$(0.18)	$(0.08)
Weighted average shares:
Basic and diluted	62,116	54,352

Cenveo, Inc. and Subsidiaries Reconciliation of Loss from Continuing Operations to Non-GAAP Loss from Continuing Operations and Related Per Share Data (in thousands, except per share data) (Unaudited)
	Three Months Ended
	April 3, 2010	March 28, 2009

Loss from continuing operations	$(11,021)	$(4,187)
Integration, acquisition and other charges	2,266	1,670
Stock-based compensation provision	2,898	3,462
Restructuring and impairment charges	9,627	8,732
Divested operations or asset held for sale	2,800	—
Loss (gain) on early extinguishment of debt	2,598	(17,642)
Income tax benefit (expense)	(9,710)	(275)
Non-GAAP loss from continuing operations	$(542)	$(8,240)

Income (loss) per share – diluted:
Continuing operations	$(0.18)	$(0.08)
Integration, acquisition and other charges	0.04	0.03
Stock-based compensation provision	0.05	0.06
Restructuring and impairment charges	0.15	0.16
Divested operations or asset held for sale	0.05	—
Loss (gain) on early extinguishment of debt	0.04	(0.32)
Income tax benefit (expense)	(0.16)	—
Non-GAAP loss from continuing operations	$(0.01)	$(0.15)

Weighted average shares—diluted	62,116	54,352

Cenveo, Inc. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (in thousands) (Unaudited)
	Three Months Ended
	April 3, 2010	March 28, 2009

Net loss	$(11,108)	$(4,311)
Interest expense, net	29,614	22,545
Income tax benefit	(9,727)	(530)
Depreciation	13,587	15,134
Amortization of intangible assets	2,884	2,316
Integration, acquisition and other charges	2,266	1,670
Stock-based compensation provision	2,898	3,462
Restructuring and impairment charges	9,627	8,732
Loss (gain) on early extinguishment of debt	2,598	(17,642)
Divested operations or asset held for sale	2,800	—
Loss from discontinued operations, net of taxes	87	124

Adjusted EBITDA, as defined	$45,526	$31,500

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income to Non-GAAP Operating Income (in thousands) (Unaudited)
	Three Months Ended
	April 3, 2010	March 28, 2009

Operating income	$12,191	$221
Integration, acquisition and other charges	2,266	1,670
Stock-based compensation provision	2,898	3,462
Restructuring and impairment charges	9,627	8,732
Divested operations or asset held for sale	2,800	—
Non-GAAP operating income	$29,782	$14,085

CENVEO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (Unaudited)

	April 3, 2010	January 2, 2010
Assets
Current assets:
Cash and cash equivalents	$57,081	$10,796
Accounts receivable, net	258,518	268,563
Inventories	144,569	145,228
Prepaid and other current assets	65,337	64,843
Total current assets	525,505	489,430
Property, plant and equipment, net	377,379	387,879
Goodwill	324,996	319,756
Other intangible assets, net	293,834	295,418
Other assets, net	41,808	33,290
Total assets	$1,563,522	$1,525,773

Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$11,199	$15,057
Accounts payable	161,004	183,940
Accrued compensation and related liabilities	33,255	29,841
Other current liabilities	107,392	98,079
Total current liabilities	312,850	326,917
Long-term debt	1,284,714	1,218,860
Other liabilities	146,574	156,506
Shareholders’ deficit:
Preferred stock	—	—
Common stock	622	620
Paid-in capital	334,218	331,051
Retained deﬁcit	(489,013)	(477,905)
Accumulated other comprehensive loss	(26,443)	(30,276)
Total shareholders’ deficit	(180,616)	(176,510)
Total liabilities and shareholders’ deficit	$1,563,522	$1,525,773

CENVEO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	April 3, 2010	March 28, 2009

Cash ﬂows from operating activities:
Net loss	$(11,108)	$(4,311)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations, net of taxes	87	124
Depreciation and amortization, excluding non-cash interest expense	16,471	17,450
Non-cash interest expense, net	988	485
Loss (gain) on early extinguishment of debt	2,598	(17,642)
Stock-based compensation provision	2,898	3,462
Non-cash restructuring and impairment charges	2,801	3,334
Deferred income taxes	(10,738)	(1,154)
Gain on sale of assets	(771)	(47)
Other non-cash charges	1,728	1,556
Changes in operating assets and liabilities:
Accounts receivable	9,694	19,329
Inventories	(27)	9,040
Accounts payable and accrued compensation and related liabilities	(20,085)	4,051
Other working capital changes	10,619	2,268
Other, net	232	(1,527)
Net cash provided by operating activities	5,387	36,418
Cash ﬂows from investing activities:
Cost of business acquisitions, net of cash acquired	(6,829)	—
Capital expenditures	(2,969)	(9,150)
Proceeds from sale of property, plant and equipment	1,114	363
Net cash used in investing activities	(8,684)	(8,787)
Cash ﬂows from ﬁnancing activities:
Proceeds from issuance of 8⅞% senior second lien notes	397,204	—
Proceeds from exercise of stock options	271	—
Repayment of term loans	(310,985)	(19,328)
(Repayments) borrowings under revolving credit facility, net	(22,500)	19,750
Payment of refinancing or repurchase fees, redemption premiums and expenses	(13,009)	(94)
Repayments of other long-term debt	(1,755)	(2,242)
Repayment of 8⅜% senior subordinated notes	—	(18,959)
Repayment of 10½% senior notes	—	(3,250)
Repayment of 7⅞% senior subordinated notes	—	(3,125)
Purchase and retirement of common stock upon vesting of RSUs	—	(431)
Net cash provided by (used in) ﬁnancing activities	49,226	(27,679)
Effect of exchange rate changes on cash and cash equivalents	356	(189)
Net increase (decrease) in cash and cash equivalents	46,285	(237)
Cash and cash equivalents at beginning of year	10,796	10,444
Cash and cash equivalents at end of quarter	$57,081	$10,207

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In addition to results presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), included in this release are certain Non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP income (loss) from continuing operations, Non-GAAP operating income, Non-GAAP operating income margin, and free cash flow. Non-GAAP operating income is defined as operating income excluding integration, acquisition and other charges, stock-based compensation provision, divested operations or asset held for sale and restructuring and impairment charges. Non-GAAP operating income margin is calculated by dividing Non-GAAP operating income into net sales.  Free cash flow is defined as Adjusted EBITDA less cash interest, cash taxes, and capital expenditure. These Non-GAAP financial measures are defined herein, and should be read in conjunction with GAAP financial measures. A reconciliation of income (loss) from continuing operations to Non-GAAP income (loss) from continuing operations and operating income to Non-GAAP operating income is presented in the attached tables. These Non-GAAP financial measures are not presented as an alternative to cash flows from operations, as a measure of our liquidity or as an alternative to reported net income (loss) as an indicator of our operating performance.  The Non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, Non-GAAP income (loss) from continuing operations, Non-GAAP operating income, Non-GAAP operating income margin and free cash flow along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value.  Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives.  We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities.  The Non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related products and solutions.  The Company provides its customers with low-cost alternatives within its core businesses of labels and forms manufacturing, packaging and publisher offerings, envelope production, and printing; supplying one-stop solutions from design through fulfillment. Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.

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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent U.S. and global economic conditions have adversely affected us and could continue to do so; (ii) our substantial indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings are available to us that could further exacerbate our risk exposure from debt;  (vi) our ability to successfully integrate acquisitions; (vii) a decline of our consolidated or individual reporting units operating performance could result in the impairment of our assets; (viii) our continuing SEC compliance; (ix) intense competition in our industry; (x) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (xi) factors affecting the U.S. postal services impacting demand for our products; (xii) the availability of the Internet and other electronic media affecting demand for our products; (xiii) increases in paper costs and decreases in its availability; (xiv) our labor relations; (xv) our compliance with environmental rules and regulations; and (xvi) our dependence on key management personnel. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.